UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

New York REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-36416	27-1065431
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, Massachusetts 02114

(Address, including zip code, of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Keith M. Locker

Keith M. Locker resigned from the board of directors (the “Board”) of New York REIT, Inc. (the “Company”) effective on April 27, 2017. A copy of Mr. Locker’s resignation letter is attached as Exhibit 17.1 to this Current Report on Form 8-K. Mr. Locker has advised the Company that his resignation was not the result of any dispute or disagreement with the Company. Wendy Silverstein, Chief Executive Officer of the Company stated, “We thank Mr. Locker for his service on the Board. He has brought his extensive experience in REITs, real estate, capital markets, governance, risk management and asset management into our deliberations and we wish him well in his future endeavors.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

17.1	Resignation Letter of Keith M. Locker

99.1	Letter Agreement dated April 27, 2017 between the Company and Keith M. Locker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of April, 2017.

NEW YORK REIT, INC.

By:	/s/ John Garilli
John Garilli
Chief Financial Officer